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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  APRIL 17, 2007


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


ITEM 7.01   REGULATION FD DISCLOSURE.

LVS CREDIT FACILITY

         On April 17, 2007, Las Vegas Sands Corp. ("LVSC") announced that its subsidiary, Las Vegas Sands, LLC ("LVS"), has commenced marketing of a $5.0 billion senior secured credit facility, which is expected to consist of a $3.0 billion funded term loan, a $600.0 million delayed draw term loan (which will be available for 12 months after closing), a $400.0 million delayed draw term loan (which will be available for 18 months after closing) and a $1.0 billion revolving credit facility.

         The proceeds of the senior secured credit facility will be used to (i) refinance LVS's indebtedness under its current credit facility and other indebtedness of certain of LVS's domestic subsidiaries, (ii) fund domestic development projects, (iii) provide liquidity to support international development projects, and (iv) fund working capital and for general corporate purposes. Domestic development projects include: the completion of The Palazzo Resort Hotel Casino ("THE PALAZZO") and the Palazzo mall, the construction of the Palazzo condominium tower, the refurbishment of rooms at The Venetian Resort Hotel Casino ("THE VENETIAN"), the construction of the Sands Expo and Convention Center II, a new convention center to be built near the existing Sands Expo and Convention Center with direct access to the casino complex, and the construction of Sands Bethworks (a gaming, hotel, shopping and dining complex to be located on the site of the historic Bethlehem Steel factory in Bethlehem, Pennsylvania).

         LVS will be the borrower (the "BORROWER") under the senior secured credit facility. The senior secured credit facility will be guaranteed by substantially all of LVS' existing wholly-owned domestic subsidiaries (the "GUARANTORS") and will be secured by a first priority security interest on all the assets of the Borrower and the Guarantors except for equity interests, certain furniture, fixtures and equipment ("FF&E") and other exceptions to be determined. The collateral will include The Venetian, The Palazzo, the Palazzo condominium tower and the Palazzo mall, Sands Expo and Convention Center and Sands Expo and Convention Center II. While Sands Pennsylvania, Inc. (the LVS subsidiary which, along with a third-party joint venture partner will own Sands Bethworks) will be a guarantor, the Sands Bethworks project itself is not expected to be part of the collateral package. In addition, the senior secured credit facility will not be guaranteed by any foreign subsidiaries and will not be secured by any international operations or assets (including the Macao, Cotai Strip (TM), Singapore and Hengqin Island development properties).

         LVSC's outstanding 6.375% Senior Notes due February 2015 will be secured on a pari passu basis with the senior secured credit facility.

         Borrowings under the senior secured credit facility will bear interest, at the Borrower's option, at either an adjusted Eurodollar rate plus a credit spread or at an alternative base rate, plus a credit spread. The Borrower is also expected to pay a commitment fee on the undrawn amount of the revolving credit facility and on the undrawn amount of the delayed draw term loan.

         The revolving credit facility is expected to have a five year maturity. The funded term loan is expected to mature in seven years. The $600.0 million and $400.0 million delayed draw term loans are expected to mature in seven and six years, respectively.

         LVSC expects the new senior secured credit facility to require the Borrower to make mandatory prepayments of the loans with certain funds, including:

            o the proceeds of certain asset sales, subject to certain reinvestment rights;

            o     insurance proceeds,  subject to certain  reinvestment rights;
                  and

            o indebtedness, except for indebtedness permitted under the agreement governing the senior secured credit facility.

         The senior secured credit facility is expected to contain affirmative and negative covenants customary for such financings, including, but not limited to, limitations on liens, indebtedness, investments, dividends and restricted payments, transactions with affiliates, and acquisitions and sales of assets. The senior secured credit facility will also require the Borrower to comply with financial covenants, including minimum ratios of EBITDA to interest expense and total indebtedness to EBITDA.

         The senior secured credit facility is expected to contain events of default customary for such financings, including, but not limited to, nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default will allow for grace periods and materiality concepts.

         The senior secured credit facility is expected to close in the second quarter of 2007 and will be subject to successful completion of the marketing of the senior secured credit facility to prospective lenders, satisfactory documentation and other customary conditions.

PROJECTED SOURCES AND USES

         The following table sets forth the projected sources and uses of funds of borrowings drawn under the senior secured credit facility at closing.

SOURCES OF FUNDS USES OF FUNDS
($ IN MILLIONS)

SOURCES OF FUNDS                           USES OF FUNDS

Revolver(1)                         $0     Refinance Existing Debt(4)    $1,635

Delayed Draw Term Loan I(2)          0     Transaction Expenses              45

Delayed Draw Term Loan II(3)         0     Excess Liquidity               1,320

Term Loan B                      3,000

TOTAL SOURCES                   $3,000     TOTAL USES                    $3,000

(1) TOTAL REVOLVER AVAILABILITY OF $1,000 MILLION. UNFUNDED AT CLOSE.

(2) DELAYED DRAW TERM LOAN I CAPACITY OF $600 MILLION, WITH COMMITMENT EXPIRING 12 MONTHS AFTER CLOSING. UNFUNDED AT CLOSE.

(3) DELAYED DRAW TERM LOAN II CAPACITY OF $400 MILLION, WITH COMMITMENT EXPIRING 18 MONTHS AFTER CLOSING. UNFUNDED AT CLOSE.

(4) AS OF DECEMBER 31, 2006.


ADDITIONAL INFORMATION

         In connection with the marketing of the senior secured credit facility, LVSC provided potential lenders with the following information about the Palazzo condominium tower: it will consist of approximately 300 luxury condominiums, representing approximately 970,000 saleable square feet. Pre-selling of the Palazzo condominium tower is expected to commence in the third quarter of 2007 and potential gross proceeds are expected to range between $1,450 million and $1,940 million with completion of sales based on a rate of $1,500 - $2,000 per square foot.

         In addition, LVSC released the following information about its estimated U.S. construction expenditures and budgets:

ESTIMATED U.S. CONSTRUCTION BUDGETS

                                              TOTAL         AMOUNT SPENT
($  IN MILLIONS)                       CONSTRUCTION       TO DECEMBER 31,       REMAINING
PROJECT                                    COSTS (1)                2006            COSTS
The Palazzo                                   $1,587                $813             $774

Palazzo mall (2)                                 508                 147              361

Palazzo condominium tower (3)                    465                   0              465

Sands Bethworks                                  637                  50              587

Sands Expo expansion                             287                   0              287

Venetian tower refurbishment                     114                  21               93

Venezia tower 14th floor                          40                   0               40

TOTAL                                          3,639               1,031            2,608

1.   Represents total estimated construction costs including FF&E.

2. Includes incremental tenant allowances and cost of the podium for the Palazzo condominium tower.

3.   Includes high-rise portion of the Palazzo condominium tower.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  April 17, 2007



                                               LAS VEGAS SANDS CORP.

                                               By:    /s/ Robert P. Rozek
                                                      -------------------------
                                               Name:  Robert P. Rozek
                                               Title: Senior Vice President and
                                                      Chief Financial Officer